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                                                                    Exhibit 21.1

                          Subsidiaries of Zanett, Inc.

     The following lists all consolidated subsidiaries of Zanett, Inc. as of December 31, 2004.

                                            State of Incorporation
                                            ----------------------
Back Bay Technologies, Inc.                        Delaware

INRANGE Consulting Corporation (formerly
known as Brandywine Computer Group, Inc.)          Delaware

Paragon Dynamics, Inc.                             Delaware

Delta Communications Group, Inc.                   Delaware